EXHIBIT 21.1

Regional Management Corp.

Schedule of Subsidiaries

Name of Subsidiary	State or Country of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Regional Finance Company of Arizona, LLC	Delaware	100%
Regional Finance Company of California, LLC	Delaware	100%
Regional Finance Company of Florida, LLC	Delaware	100%
Regional Finance Company of Georgia, LLC	Delaware	100%
Regional Finance Company of Idaho, LLC	Delaware	100%
Regional Finance Company of Illinois, LLC	Delaware	100%
Regional Finance Company of Indiana, LLC	Delaware	100%
Regional Finance Company of Kentucky, LLC	Delaware	100%
Regional Finance Company of Louisiana, LLC	Delaware	100%
Regional Finance Company of Mississippi, LLC	Delaware	100%
Regional Finance Company of Missouri, LLC	Delaware	100%
Regional Finance Company of New Mexico, LLC	Delaware	100%
Regional Finance Company of Ohio, LLC	Delaware	100%
Regional Finance Company of Oklahoma, LLC	Delaware	100%
Regional Finance Company of Oregon, LLC	Delaware	100%
Regional Finance Company of Utah, LLC	Delaware	100%
Regional Finance Company of Virginia, LLC	Delaware	100%
Regional Finance Corporation of Alabama	Alabama	100%
Regional Finance Corporation of Georgia	Georgia	100%
Regional Finance Corporation of North Carolina	North Carolina	100%
Regional Finance Corporation of South Carolina	South Carolina	100%
Regional Finance Corporation of Tennessee	Tennessee	100%
Regional Finance Corporation of Texas	Texas	100%
Regional Finance Corporation of Wisconsin	Wisconsin	100%
RMC Financial Services of Florida, LLC	Delaware	100%
Credit Recovery Associates, Inc.	South Carolina	100%
RMC Reinsurance, LTD	Turks and Caicos Islands	100%
Upstate Motor Company	South Carolina	100%

Name of Subsidiary	State or Country of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Regional Management Receivables III, LLC	Delaware	100%
Regional Management Receivables IV, LLC	Delaware	100%
Regional Management Receivables V, LLC	Delaware	100%
Regional Management Receivables VI, LLC	Delaware	100%
Regional Management Receivables VII, LLC	Delaware	100%
Regional Management Receivables VIII, LLC	Delaware	100%
Regional Management Receivables IX, LLC	Delaware	100%
Regional Management Issuance Trust 2020-1	Delaware	100%
Regional Management Issuance Trust 2021-1	Delaware	100%
Regional Management Issuance Trust 2021-2	Delaware	100%
Regional Management Issuance Trust 2021-3	Delaware	100%
Regional Management Issuance Trust 2022-1	Delaware	100%
Regional Management Issuance Trust 2024-1	Delaware	100%
Regional Management Issuance Trust 2024-2	Delaware	100%
Regional Management Issuance Trust 2025-1	Delaware	100%
Regional Management Issuance Trust 2025-2	Delaware	100%
Regional Management North Carolina Receivables Trust	Delaware	100%